SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 9, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2005, Discovery Laboratories, Inc. (the “Company”) entered into a Strategic Alliance Agreement with Chrysalis Technologies, a division of Philip Morris USA Inc., to develop and commercialize aerosolized surfactant replacement therapies (aSRT) to address a broad range of serious respiratory conditions.

Under the agreement, the Company has exclusive rights to Chrysalis’ proprietary aerosolization technology for use with pulmonary surfactants for all respiratory diseases and conditions in hospital and ambulatory settings. Chrysalis will assist with the development of certain combination drug-device surfactant products, and provide certain additional consultative services to the Company in connection with combination drug-device surfactant products, provided that certain terms and conditions are satisfied. Additionally, Chrysalis is responsible for developing the design for the aerosol device platform, patient interface and disposable dose packets. The Company is responsible for aSRT drug formulations, clinical and regulatory activities, and the manufacturing and commercialization of the drug-device products.

The foregoing description of the strategic alliance does not purport to be complete and is qualified in its entirety by reference to the Strategic Alliance Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. The Strategic Alliance Agreement has been filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Strategic Alliance Agreement contains representations and warranties that the parties made to and solely for the benefit of each other in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations and warranties. Furthermore, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Strategic Alliance Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

On December 11, 2005, the Company issued a press release announcing the entry into the Strategic Alliance Agreement, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01	Other Items.

On November 30, 2005, the Company completed an issuance of shares to Kingsbridge Capital Limited pursuant to the Committed Equity Financing Facility entered into with Kingsbridge in July 2004. Over a 15-trading day period, the Company issued 498,552 shares of its common stock to Kingsbridge at an average price per share, after taking into account the applicable discount rate provided for by the CEFF, of $6.42, for gross cash proceeds of approximately $3.2 million.

Shares issued or issuable to Kingsbridge under the CEFF have been registered for resale pursuant to the Company’s registration statement on Form S-3 (File No. 333-118595), which was declared effective by the Securities and Exchange Commission on October 27, 2004.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits:

		10.1	*Strategic Alliance Agreement, dated December 9, 2005
		99.1	Press Release of Discovery Laboratories, Inc., dated December 11, 2005

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D. President and Chief Executive Officer

Date: December 12, 2005